Exhibit 5.1

90 Park Avenue
New York, NY 10016

212-210-9400 | Fax: 212-210-9444

February 7, 2022

Ready Capital Corporation

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Re:	Ready Capital Corporation — Registration Statement on Form S-4, as amended (File No. 333-262070)

Ladies and Gentlemen:

We have acted as counsel to Ready Capital Corporation, a Maryland corporation (the “Company”), in connection with the Company’s filing of the above referenced registration statement and related proxy statement prospectus included therein, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”): (i) shares of Class B-1 common stock, $0.0001 par value per share, Class B-2 common stock, $0.0001 par value per share, Class B-3 common stock, $0.0001 par value per share, and Class B-4 common stock, $0.0001 par value per share (collectively, the “Class B Shares”), of the Company (estimated to be 30,485,797 Class B Shares, comprised of an equal number of each of the four classes of the Class B Shares assuming all of the Mergers (as defined here) are completed, but, in any event, not to exceed the authorized but unissued and unreserved shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the date of the Directors’ Resolutions (as defined herein)), which Class B Shares are issuable in respect of the issued and outstanding partnership and membership interests, as applicable, in Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), and MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS”), as contemplated by and in accordance with the Merger Agreement (as defined herein); and (ii) shares (“Common Shares”) of Common Stock (estimated to be 38,359,607 Common Shares but, in any event, not to exceed the authorized but unissued and unreserved shares of Common Stock as of the date of the Directors’ Resolutions), which Common Shares are issuable (a) upon the automatic conversion of the Class B Shares issued pursuant to the Merger Agreement on a one-for-one basis into shares of Common Stock, with cash paid in lieu of any fractional shares, in accordance with the Articles Supplementary (as defined herein) and (b) pursuant to the terms of the contingent equity rights (“CERs”) to be issued pursuant to the Contingent Equity Rights Agreement (“CER Agreement”) by and among the Company, Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and a “Rights Agent” to be designated, to be entered into prior to the closing of the Mergers.

The Class B Shares and the Common Shares are to be issued in connection with the mergers (collectively, the “Mergers”) of each of MREC, MREC TE and MREC IIS with and into RC Mosaic Sub, LLC (“Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership, and the other transactions contemplated by the Agreement and Plan of Merger, dated November 3, 2021 (as amended, the “Merger Agreement”), by and among the Company, Merger Sub, the Operating Partnership, MREC, MREC TE, MREC IIS, Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership, MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company, Mosaic Special Member, LLC, a Delaware limited liability company, Mosaic Secure Holdings, LLC, a Delaware limited liability company, and MREC Management, LLC, a Delaware limited liability company. This opinion is being furnished in accordance with the requirements of Item 21 of the Commission’s Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents, including, without limitation, resolutions adopted by the boards of directors of the Company, including the resolutions adopted on November 3, 2021 (the “Directors’ Resolutions”), or other governing bodies or controlling entities of the Company and the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. We have assumed that (i) the Class B Shares will not be issued or transferred in violation of the restrictions or limitations contained in the Company’s charter, (ii) the Common Shares will not be issued or transferred in violation of the restrictions or limitations contained in the Company’s charter, (iii) upon the issuance of the Class B Shares and the Common Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to the issuance of the Class B Shares and the Common Shares, plus the total number of shares of Common Stock of the Company that are reserved but unissued, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its charter, (iv) the filing of the articles supplementary setting forth the relative rights and privileges of the Class B Shares with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”) has occurred prior to the closing of the Mergers, and (v) the due execution and delivery of the CER Agreement prior to the closing of the Mergers.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the agreements and other documents entered into or to be entered into by the Company in connection with the issuance of the Class B Shares and the Common Shares, including, without limitation, the Merger Agreement and the CER Agreement, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the State of Maryland. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1)	When issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement, the Merger Agreement and the Articles Supplementary, the Class B Shares will have been duly authorized for issuance by all necessary corporation action on the part of the Company, and such Class B Shares will be validly issued, fully paid and nonassessable.

(2)	When issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement, the Merger Agreement, the CER Agreement and the Articles Supplementary, the Common Shares will have been duly authorized for issuance by all necessary corporation action on the part of the Company, and such Common Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our prior written consent, which may be granted or withheld in our sole discretion. The only opinions rendered by us consist of those matters set forth in the paragraphs numbered (1) and (2) above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the proxy statement / prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

By:	/s/ Alston & Bird LLP
ALSTON & BIRD LLP